UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2020

Anterix Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36827	33-0745043
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3 Garret Mountain Plaza Suite 401 Woodland Park, NJ	07424
(Address of principal executive offices)	(Zip Code)

(973) 771-0300
Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of Each Exchange on which registered
Common Stock, $0.0001 par value	ATEX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Succession Plan

On June 25, 2020, Anterix Inc. (the “Company”) issued a press release announcing an executive leadership succession plan (the “Succession Plan”), which follows a shift in the Company’s business priorities as a result of the FCC’s issuance of a Report and Order in May 2020 to modernize and realign the 900 MHz band to increase its usability and capacity by allowing it to be utilized for the deployment of broadband networks, technologies and solutions.

McAuley Resignation from the Board Chairmanship

As part of the Succession Plan, the Company’s Board of Directors (the “Board”) accepted the resignation of Brian D. McAuley as Executive Chairman of the Board, to be effective July 1, 2020 (the “Effective Date”). Mr. McAuley will continue to serve on the Board through the date of the Company’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”).  Additionally, as of July 1, 2020, Mr. McAuley will assume the title of Chairman Emeritus, a position he will hold through the 2020 Annual Meeting.

O’Brien Resignation and Appointment

Additionally, as part of the Succession Plan, the Board appointed Morgan E. O’Brien as the Executive Chairman of the Board and accepted Mr. O’Brien’s resignation as the Company’s Chief Executive Officer, each effective as of the Effective Date.

In connection with Mr. O’Brien’s transition, the Compensation Committee of the Board set Mr. O’Brien’s base salary at $270,000 per year, effective as of the Effective Date. Mr. O’Brien will not participate in the Company’s Short-Term Incentive Plan for the fiscal year ending March 31, 2021.

The Compensation Committee also granted Mr. O’Brien, 40,065 time-based restricted stock units (the “O’Brien Units”) under the 2014 Stock Plan (the “2014 Plan”). 100% of the O’Brien Units will vest on July 1, 2021, based on Mr. O’Brien’s continuous service to the Company through the vesting date.

There are no family relationships between Mr. O’Brien and any of the Company’s directors or executive officers and Mr. O’Brien does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Schwartz Appointment

Further, as part of the Succession Plan, the Board appointed Robert Schwartz, the Company’s President, to the positions of President and Chief Executive Officer, effective as of the Effective Date. Mr. Schwartz will also serve as the Company’s principal executive officer effective as of the Effective Date. The Board has agreed to nominate Mr. Schwartz for election to the Board at the 2020 Annual Meeting.

Mr. Schwartz, aged 54, joined the Company as Chief Strategy and Development Officer in August 2015 and was subsequently appointed as the Company’s President and Chief Operating Officer in May 2018. Prior to joining the Company, beginning in October 2013, Mr. Schwartz served as Chief Executive Officer of STI Brasil, LLC (“STI”), a company focused on developing shared fiber infrastructure for wireless operators in Brazil.  Prior to STI, from November 2009 to September 2013, Mr. Schwartz served as a Managing Director of Unison Site Management (“Unison”), during which Unison acquired and managed cell site easements throughout the United States and sold its site portfolio to American Tower (NYSE: AMT). Earlier, Mr. Schwartz was Managing Partner of Woodmont Partners LLC, a strategic consultancy to telecom, media and technology companies including software, mobile and cable companies and prior to that was Executive Vice President of IDT Telecom, Inc. where he led corporate development, product management, and the mobile division. In 1996, Mr. Schwartz joined The Associated Group to launch Teligent Inc. (“Teligent”), and became Teligent’s Senior Vice President of Corporate Development, leading functions including strategy, capital markets, investor relations and M&A activities through the startup, initial public offering, and the sale to Liberty Media Corporation. Mr. Schwartz also served as Director of Corporate Development at Nextel where he was responsible for supporting key strategy, M&A, and capital markets initiatives. Mr. Schwartz holds an MBA from the Wharton School at the University of Pennsylvania and a B.B.A. from George Washington University’s School of Government & Business Administration.

In connection with Mr. Schwartz’s promotion, the Compensation Committee of the Board set Mr. Schwartz’s base salary at $500,000 per year, effective as of the Effective Date. Mr. Schwartz will also participate in the Company’s Short-Term Incentive Plan for the fiscal year ending March 31, 2021, with a target bonus set at 100% of his base salary. The Compensation Committee may elect to pay the bonus under the Short-Term Incentive Plan in cash or in shares of its common stock.

The Compensation Committee also granted Mr. Schwartz a stock option to purchase 60,558 shares of the Company’s common stock (the “Option Shares”) under the 2014 Stock Plan. The Option Shares have an exercise price of $49.92 per share, which was the closing market price of the Company's common stock on the Nasdaq Stock Market on June 24, 2020, the date of grant. 25% of the Option Shares will vest on July 1, 2021, 25% of Option Shares will vest on July 1, 2022, 25% of the Option Shares will vest on July 1, 2023 and the remaining 25% of the Option Shares will vest on July 1, 2024, based on Mr. Schwartz’s continuous service to the Company through the applicable vesting date.

The Compensation Committee also awarded Mr. Schwartz up to 60,098 performance-based restricted stock units (the “Schwartz Units”) under the 2014 Plan. The Schwartz Units vest based on the Company’s achievement of Revenue Metrics over a four-year measurement period from the date of grant, with 30,049 Schwartz Units vesting if the target Revenue Metric is achieved and up to 60,098 Schwartz Units vesting (in the aggregate) if the maximum Revenue Metric is achieved. The Schwartz Units are subject to accelerated vesting in certain circumstances related to his employment with the Company and in certain circumstances involving a Change of Control of the Company.

Mr. Schwartz will also continue to participate in the Company’s Executive Severance Plan, as a Tier 1 Executive. The Executive Severance Plan establishes the amount of severance payments and benefits (including the treatment of outstanding equity awards) Mr. Schwartz is eligible to receive in the event of a (i) termination of Mr. Schwartz’s employment by the Company for reasons other than Cause, death or Disability or Mr. Schwartz’s resignation for Good Reason and (ii) termination of Mr. Schwartz’s employment by the Company for reasons other than Cause, death or Disability or Mr. Schwartz’s resignation for Good Reason within six months before or within 24 months after a Change in Control.

The terms “Cause,” “Change of Control,” “Disability,” and “Good Reason” are set forth in the Executive Severance Plan.

There are no family relationships between Mr. Schwartz and any of the Company’s directors or executive officers and Mr. Schwartz does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the equity awards and the Executive Severance Plan does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the award agreements to be entered into with each of Mr. O’Brien and Mr. Schwartz and the Company’s Executive Severance Plan. The Company’s form of Executive Time-Based Restricted Stock Award Agreement and Grant Notice under the 2014 Stock Plan was filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2015, filed with the SEC on February 16, 2016 and is incorporated by reference herein.  The Company’s form of Executive Time-Based Stock Option Agreement and Grant Notice under the 2014 Stock Plan was filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2015, filed with the SEC on February 16, 2016 and is incorporated by reference herein.  The Company’s form of Executive Performance-Based Restricted Stock Units Agreement and Grant Notice under the 2014 Stock Plan was filed as Exhibit 10.2 to the Quarterly Report on Form 10-Q for the quarter ended December 31, 2015, filed with the SEC on February 16, 2016 and is incorporated herein by reference.  The Company’s Executive Severance Plan was filed as Exhibit 10.35 to the Annual Report on Form 10-K for the year ended March 31, 2019, filed with the SEC on May 20, 2019 and is incorporated herein by reference.

Item 8.01Other Events.

On June 25, 2020, the Company issued a press release announcing the Succession Plan described above, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Executive Form of Time-Based Restricted Stock Award Agreement and Grant Notice under the 2014 Stock Plan (filed as Exhibit 10.5 to the Quarterly Report on Form 10-Q for the quarter ended December 31, 2015, filed with the SEC on February 16, 2016 and incorporated herein by reference (File No. 001-36827)).

10.2

Executive Form of Time-Based Stock Option Agreement and Grant Notice under the 2014 Stock Plan (filed as Exhibit 10.4 to the Quarterly Report on Form 10-Q for the quarter ended December 31, 2015, filed with the SEC on February 16, 2016 and incorporated herein by reference (File No. 001-36827)).

10.3

Executive Form of Performance-Based Restricted Stock Units Agreement and Notice of Grant under the 2014 Stock Plan (filed as Exhibit 10.2 to the Quarterly Report on Form 10-Q for the quarter ended December 31, 2015, filed with the SEC on February 16, 2016 and incorporated herein by reference (File No. 001-36827)).

10.4

Executive Severance Plan (filed as Exhibit 10.35 to the Annual Report on Form 10-K for the year ended March 31, 2019, filed with the SEC on May 20, 2019 and incorporated herein by reference (File No. 001-36827)).

99.1	Press Release, dated June 25, 2020.

Item

Item

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Anterix Inc.

Date: June 25, 2020	/s/ Gena L. Ashe
Gena L. Ashe
General Counsel and Corporate Secretary